                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240, 14a-11(c) or Section 240,
     14a-12

                               RENTRAK CORPORATION
                (Name of Registrant as Specified in its Chapter)

                               RENTRAK CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(2) or Item 22(a)(2) of
     Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total Fee paid:

[ ] Check box if any part of the fee as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:______________________________________________
     2)   Form Schedule or Registration Statement No.:_________________________
     3)   Filing Party:________________________________________________________
     4)   Date Filed:__________________________________________________________

                               RENTRAK CORPORATION
                               7227 NE 55TH AVENUE
                             PORTLAND, OREGON  97218

To Our Shareholders:

Our 1995 Annual Meeting of Shareholders will be held at the Heathman Hotel, 1001 S.W. Broadway, Portland, Oregon, August 28, 1995, at 8:00 a.m., Pacific Daylight Time. The purpose of the meeting is to:

1.   Elect two (2) Directors to serve for terms of three (3) years; and

2.   Hear and consider reports from Officers of the Company; and

3. Transact such other business as may properly come before the meeting or any adjournments thereof.

The formal notice of the meeting and the proxy statement containing information pertaining to the meeting follow this letter. The Company's 1995 Annual Report is also enclosed.

Please be sure to sign, date and return the enclosed proxy card whether or not you plan to attend the meeting so that your shares will be voted at the meeting. If you do attend the meeting, and the Board of Directors joins me in hoping that you will, there will be an opportunity to revoke your proxy and to vote in person if you prefer.

Sincerely yours,

/s/ RON BERGER

RON BERGER
Chairman of the Board                                              June 29, 1995

                               RENTRAK CORPORATION
                               7227 NE 55TH AVENUE
                             PORTLAND, OREGON  97218

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 28, 1995

The Annual Meeting of Shareholders of Rentrak Corporation (the "Company") will be held at the Heathman Hotel, 1001 S.W. Broadway, Portland, Oregon, August 28, 1995, at 8:00 a.m., Pacific Daylight Time, for the following purposes:

1.   To elect two (2) Class I Directors to serve for terms of three (3) years;
     and

2.   To hear and consider reports from Officers of the Company; and

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on June 21, 1995, as the record date for determining shareholders entitled to notice of, and to vote at, the meeting and any adjournments thereof.

The Proxy Statement accompanies this Notice.

By Order of the
Board of Directors

/s/ F. KIM COX

F. Kim Cox, Secretary                                              June 29, 1995

     Please sign, date and return the enclosed Proxy as soon as possible. A return envelope is enclosed for your convenience.

                               RENTRAK CORPORATION
                               7227 NE 55TH AVENUE
                             PORTLAND, OREGON  97218

                                 PROXY STATEMENT
                         ANNUAL MEETING, AUGUST 28, 1995

GENERAL INFORMATION

DATE, TIME, PLACE OF MEETING

This Proxy Statement and accompanying proxy and 1995 Annual Report are being mailed on or about July 10, 1995, to the shareholders of Rentrak Corporation (the "Company") in connection with the solicitation by the Board of Directors of the enclosed form of proxy for the Annual Meeting of Shareholders to be held Monday, August 28, 1995, at 8:00 a.m. Pacific Daylight Time (the "Annual Meeting"), at the Heathman Hotel, 1001 S.W. Broadway, Portland, Oregon, 97205.

PURPOSES OF ANNUAL MEETING

The Annual Meeting has been called for the following purposes: (i) to elect two
(2) Class I Directors to serve a term of three (3) years; (ii) to hear and consider reports from Officers of the Company; and (iii) to transact such other business as may properly come before the meeting or any adjournments thereof. The Company's Amended and Restated Bylaws set forth procedures to be followed for introducing business at a shareholders meeting.

All shares represented by the enclosed proxy, if it is received prior to the meeting, will be voted in the manner specified by the shareholder. To the extent authority is not specifically withheld to vote for the nominees for directors, the shares represented by the proxy will be voted FOR such nominees and in such manner as the persons named in the proxies shall deem appropriate to effect the recommendations of the Board.

The Company has no knowledge of any other matters to be presented at the meeting. In the event other matters do properly come before the meeting in accordance with the Company's Amended and Restated Bylaws, the persons named in the proxy will vote such proxies in accordance with their judgment on such matters.

REVOCATION OF PROXIES

The execution of a proxy will in no way affect a shareholder's right to attend the meeting and vote in person. Any shareholder may revoke their proxy either by giving written notice of such revocation to the Secretary of the Company at its principal executive offices at 7227 Northeast 55th Avenue, Portland, Oregon 97218, prior to the Annual Meeting or by revoking it in person at the Meeting. A proxy will also be revoked upon timely receipt by the Company of a properly executed later dated proxy covering the same shares as the earlier proxy.

SOLICITATION OF PROXIES

Proxies in the form enclosed with this Proxy Statement are being solicited by the Board of Directors of the Company for use at the Annual Meeting. The two persons named as proxies in the proxy have been selected by the Board of Directors and will vote all shares for which valid proxies are granted to them. Unless otherwise specified in the proxy, the proxy will be voted to ELECT as Directors all of the nominees identified below.

The cost of soliciting proxies for the Annual Meeting will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies from shareholders of the Company, personally or by telephone or telegram, without receiving any additional remuneration. Brokerage houses, nominees and other fiduciaries have been requested to forward soliciting materials to beneficial owners and will be reimbursed for their expenses by the Company.

1996 SHAREHOLDER PROPOSALS

The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the 1996 Annual Meeting of Shareholders is no later than March 12, 1996.

VOTING SECURITIES

Only holders of record of the Company's Common Stock on June 21, 1995, the record date fixed by the Board of Directors for the Annual Meeting, shall be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. On June 21, 1995, 11,270,568 shares of Common Stock, .001 par value, were outstanding and held of record by 436 shareholders. All outstanding shares of Common Stock are to be voted as a single class, and each share of Common Stock is entitled to one vote. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock constitutes a quorum. Assuming the existence of a quorum, the affirmative vote of a plurality of shares of the Common Stock voting at the Annual Meeting, in person or by proxy, will be required to elect persons to the Board of Directors. Holders of Common Stock are not entitled to cumulate their votes in the election of Directors. As a result, the holders of more than 50% of the shares voting for the election of Directors can elect all of the Directors if they choose to do so.

With regard to the election of directors, abstention from voting and broker non-votes will have no effect on the outcome of the election, because directors will be elected by a plurality of the shares of Common Stock for directors.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

STAGGERED TERMS

The Company's Amended and Restated Bylaws provide that the Board of Directors, presently consisting of seven directors, be divided into three classes: Class I, Class II and Class III. At this Annual Meeting, the shareholders are being asked to elect the two (2) Class I directors, Messrs. L. Barton Alexander and Peter Dal Bianco for terms of three (3) years. Each director holds office until the annual meeting at which his or her respective term expires and until his or her successor is duly elected and qualified. If vacancies occur, the Board of Directors may elect a replacement to serve for the remainder of the unexpired term.

The nominees for election as members of the Board of Directors are presently members of the Board and were elected by the shareholders to three year terms at the 1992 Annual Meeting of Shareholders. Except as described in this paragraph, no arrangement or understanding exists between any of the directors pursuant to which any of them were selected to such position. Pursuant to a Common Stock Purchase Agreement entered into as of December 20, 1989 with Culture Convenience Club, Co., Ltd. ("CCC"), a Japanese Corporation, the Company's Board of Directors is required, subject to fiduciary obligations to all shareholders, to nominate Mr. Muneaki Masuda, CCC's designee, as a Director and use its best efforts to vote in favor of Mr. Masuda those shares for which the Company's management and Board hold proxies or are otherwise entitled to vote. Mr. Masuda is not up for election at this Annual Meeting. The nominees for director and certain background information about them is set forth below:

NOMINEES FOR CLASS I DIRECTORS (TERMS EXPIRE IN 1998)

L. BARTON ALEXANDER (56). From 1983 to 1991, Mr. Alexander was a partner in Cable & Howse Ventures, a Bellevue, Washington, venture capital firm. He is currently self-employed as a consultant. Mr. Alexander also serves on the Board of Directors of Consilium, Inc. Mr. Alexander has been a member of the Company's Board of Directors since January 1983.

PETER DAL BIANCO (47). Mr. Dal Bianco founded and has served as President of Pamley Enterprises, Ltd. ("Pamley") since November 1975. Pamley owns a number of audio-video retail outlets and participates in the PPT Program.
Mr. Dal Bianco has been a Director of the Company since September 1984.

The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a Director. In the event, however, of the death or unavailability of any nominee or nominees, the proxy will be voted for such other person or persons as the Board of Directors may recommend. Proxies cannot be voted for more than two (2) nominees.

The Board of Directors recommends a vote FOR the election of each of the nominees for Director.

DIRECTORS WHOSE TERMS OF OFFICE CONTINUE

The remaining Class II and Class III directors whose terms have not yet expired and are therefore not standing for election this year are as follows:

CLASS II DIRECTORS (TERMS EXPIRE IN 1996)

MUNEAKI MASUDA (45). Mr. Masuda founded Rentrak Japan, a joint venture formed with CCC of which the Company owns a one-fourth equity interest and CCC is controlling stockholder. Mr. Masuda also has served as President and Chairman of CCC since December 1988, and President of Adams Co. Ltd. since December 1988. Mr. Masuda was first elected to the Board of Directors of the Company on August 17, 1990.

STEPHEN ROBERTS (56). In July 1990, Mr. Roberts formed R&G Video, which acquired the home video rights for the New World film library, and which is currently a program supplier to the Company. Mr. Roberts is a member of the Academy of Motion Pictures Arts and Sciences, the Academy of Television Arts and Sciences, and a former director of the Motion Picture Association of America. Mr. Roberts was elected to the Board of Directors of the Company in December 1988 and currently serves as a consultant to the Company.

CLASS III DIRECTORS (TERMS EXPIRE IN 1997)

RON BERGER (47). Since founding the Company in 1977, Mr. Berger has served as President and Chief Executive Officer, except for brief periods in other positions in 1981 and 1984. Since September 1984, he has also served as the Company's Chairman of the Board. Mr. Berger also serves as a member of the Board of Directors of Prism Entertainment, a publicly held program supplier and one of the suppliers to the Company's Pay Per Transaction (PPT) System. Mr. Berger serves as a member of the Board of Directors of the International Franchise Association and of the Video Software Dealers Association.

JAMES JIMIRRO (58). Since 1986, Mr. Jimirro has been the Chairman of the Board of Directors, President and Chief Executive Officer of J2 Communications, a program supplier to the Company. Mr. Jimirro was elected to the Board of Directors of the Company in November 1990.

BILL LEVINE (74). In January 1988, Mr. LeVine founded and became President of LeVine Enterprises, Inc., an investment firm. Mr. LeVine is also a past member of the Board of Directors of the International Franchise Association.
Mr. LeVine also serves as a Director of the First Business Bank of Los Angeles, California, B.C.T. Inc., of Fort Lauderdale, Florida, Fast

Frame of Los Angeles, California and California Closet of Los Angeles, California. Mr. LeVine was elected to the Board of Directors of the Company in April 1985.

SEE "CERTAIN RELATIONSHIPS AND TRANSACTIONS" for a discussion of certain agreements and relationships between the Company and its directors.

COMMITTEES AND MEETINGS OF THE BOARD

The Board of Directors has a Compensation Committee, Stock Option Committee and Audit Committee. During Fiscal 1995, the Compensation Committee was comprised of James Jimirro, Bill LeVine and Stephen Roberts and was responsible for evaluating the performance of the Company's management and determining the method of compensating the Company's salaried employees. The Stock Option Committee is a sub-committee of the Compensation Committee and is comprised of Messrs Jimirro and LeVine. The Stock Option Committee is responsible for administering and granting options under the Company's 1986 Second Amended and Restated Stock Option Plan. During the fiscal year ended March 31, 1995, the Compensation and Stock Option Committees held four (4) meetings, respectively.

The Audit Committee is comprised of Bart Alexander, Peter Dal Bianco and Bill LeVine and is responsible for evaluating the integrity of the Company's financial reporting to shareholders. During the fiscal year ended March 31, 1995, the Committee met three (3) times. The Board does not have a nominating committee.

During the fiscal year ended March 31, 1995, there were four (4) regular meetings of the Company's Board of Directors which were held in person and five
(5) special meetings which were conducted by telephone conference call. Each Director attended at least 75% of the total number of meetings held by the Board of Directors and the committees of the Board of Directors on which he served during the fiscal year ended 1995. The Company compensates Directors, other than employees who are Directors, for their services by payment of $1,000 for each Board meeting attended and $500 for each telephone conference Board meeting. In addition, each non-employee Board member is paid an annual board fee of $10,000. The Company also reimburses Directors for their travel expenses
for each in person meeting attended.   During fiscal year ended March 31, 1995,
each non employee Director was granted an option to acquire 5,000 shares of the Company's Common Stock pursuant to the Company's Amended and Restated Directors Stock Option Plan.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16)a) of the 1934 Act requires the Company's directors and executive officers and persons who own more than ten percent of the outstanding shares of the Company's common stock ("ten percent shareholders"), to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of common stock and other equity securities of the Company. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or otherwise in its files and on written representations from its directors, executive officers and ten percent shareholders that no other reports were required, during the two fiscal years ended March 31, 1994 and March 31, 1995, the Company's officers, directors and ten percent shareholders complied with all applicable Section 16(a) filing requirements except that on one occasion during fiscal 1995, Michael Lightbourne, an officer of the Company, failed to timely file a required report on Form 4, Statement of Change of Beneficial Ownership of Securities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND DIRECTORS

THE FOLLOWING TABLE SETS FORTH, AS OF MAY 15, 1995, INFORMATION FURNISHED TO THE COMPANY WITH RESPECT TO THE OWNERSHIP OF THE COMPANY'S COMMON STOCK BY EACH
OF THE COMPANY'S DIRECTORS AND NOMINEES TO THE BOARD OF DIRECTORS, THE CHIEF EXECUTIVE AND THE NAMED EXECUTIVE OFFICERS, ALL OFFICERS AND DIRECTORS AS A GROUP, AND EACH PERSON (INCLUDING ANY GROUP) KNOWN BY THE COMPANY TO BE BENEFICIAL OWNER OF MORE THAN 5% OF THE COMPANY'S COMMON STOCK.



                                    --------------------------------------------
                                                Amount and
                                                Nature of             Percent
      Name & Address of                         Beneficial           Of Shares
      Beneficial Owner  (1)                     Ownership           Outstanding
- ----------------------------------- --------------------------------------------
      L. Barton Alexander                           99,147  (2)              *
      Ron Berger                                   663,851  (3)            5.74%
      F. Kim Cox                                    80,129  (4)              *
      Peter Dal Bianco                             222,330  (5)            1.97%
      Jim Jimirro                                   26,667  (6)              *
      Bill Levine                                  430,831  (7)            3.81%
      Michael Lightbourne                          166,350  (8)            1.47%
      Muneaki Musada                               416,000  (9)            3.68%
      Stephen Roberts                              178,440 (10)            1.57%

      All Officers and
            Directors as
            a group (16 Persons)                 2,443,426 (11)           20.24%


- --------------------------
 (*)  Less than 1.00%.
 (1)  The address of each of the directors is the  Company's address, 7227 N.E. 55th Avenue, Portland, Oregon 97218.
 (2)  Includes 40,000 shares of Common Stock subject to options exercisable within 60 days of the date of the table.
 (3)  Includes 75,000 shares of Common Stock held by Mr. Berger's parents and 280,000 shares of Common Stock subject to options exercisable within 60 days of the date of the table.  Mr. Berger disclaims beneficial ownership of all shares held by his parents.
 (4)  Includes 78,125 shares of Common Stock subject to options exercisable within 60 days of the date of the table.
 (5)  Includes 30,000 shares of Common Stock subject to options exercisable within 60 days of the date of the table.
 (6)  Includes 26,667 shares of Common Stock subject to options exercisable within 60 days of the date of the table.
 (7)  Includes 20,000 shares of Common Stock subject to options exercisable within 60 days of the date of the table.
 (8)  Includes 23,250 shares of Common Stock subject to options exercisable within 60 days of the date of the table.
 (9)  Mr. Masuda is an officer and controlling shareholder of Culture Convenience Club Co., Ltd. and therefore includes
      386,000 shares owned by Culture Convenience Club., Ltd.  Also includes 30,000 shares of Common Stock exercisable within 60 days of the date of the table.
 (10) Includes 111,458 shares of Common Stock subject to options exercisable within 60 days of the date of the table.
 (11) Includes 795,586 shares of Common Stock subject to options exercisable within 60 days of the date of the table.


UNLESS OTHERWISE INDICATED IN THE NOTES TO THE FOREGOING TABLE, BENEFICIAL OWNERSHIP OF EACH OF THE SHARES OF COMMON STOCK LISTED IN THE FOREGOING TABLE IS COMPRISED OF SOLE VOTING POWER AND SOLE INVESTMENT POWER.

EXECUTIVE OFFICERS

The following table identifies the executive officers of the Company as of March 31, 1995, the age of each executive, the positions they hold, the year in which they began serving in their respective capacities, and their past business experience:

                           Position       Current Position(s)
                           Held           with Company and
Name                  Age  Since          Past Business Experience
- ----                  ---  ----           ------------------------

Ron A. Berger         47   1984      President, Chief Executive Officer and
                                     Chairman of the Board; Since founding the Company in 1977, Mr. Berger has served as President and Chief Executive Officer, except for brief periods in other positions in 1981 and 1984. Since September 1984, he has also served as the Company's Chairman of the Board. Mr. Berger also serves as a member of the Board of Directors of Prism
                                     Entertainment, a publicly held program
                                     supplier and one of the suppliers to the Company's Pay Per Transaction (PPT) Program and as a member of the Board of Directors of the Video Software Dealers Association and of the International Franchise
                                     Association.

Mervyn Benjet         55   1995      Senior Vice President and Chief Financial
                                     Officer (CFO).  Prior to joining the
                                     Company in February 1995, Mr. Benjet had served as Executive Vice President, Chief
                                     Financial Officer and Director at CompUSA,
                                     Inc. from 1991 to 1994.  From 1988 to 1991,
                                     Mr. Benjet served as Senior Vice President,
                                     Chief Financial Officer and Director at
                                     Wickes Lumber Company, Inc.  From 1978 to
                                     1988, Mr. Benjet held financial and
                                     controllership positions with various
                                     entities of the Wickes Companies, Inc.  Mr.
                                     Benjet resigned from the Company as of June
                                     15, 1995.

F. Kim Cox            42   1991      Executive Vice President - Strategic
                                     Planning, Secretary, Treasurer; From 1985 until June 1, 1991, Mr. Cox served as Chief
                                     Financial Officer and Vice President
                                     Finance. Prior to joining the Company in 1985, Mr. Cox was a practicing attorney with the firm of Garvey, Schubert, Adams &
                                     Barer from 1983 to 1985, and with the firm of McClaskey & Greig from 1980 to 1983.
                                     Prior to that, Mr. Cox practiced accounting with the firm of Arthur Andersen & Co.

Michael R.
Lightbourne           48   1992      Senior Vice President - Marketing for
                                     Rentrak Home Entertainment.  Prior to
                                     joining the Company as Director of Sales in September of 1988, Mr. Lightbourne was
                                     President and founder of MRL Enterprises, a sales and marketing consulting firm which he began in 1982.

James P. Weiss        46   1994      Senior Vice President - Operations for
                                     Rentrak Home Entertainment.  Prior to
                                     joining the Company in September 1994, Mr.
                                     Weiss served as Regional Sales Manager and
                                     Regional Vice President of Ingram
                                     Entertainment from 1992-1994. Mr. Weiss served as General Manager with Commtron
                                     Corp. from 1982 until 1987 and Regional
                                     Manager from 1991-1992.  From 1987 to 1991,
                                     Mr. Weiss was Vice President, Western
                                     Region, with Video Trend.

Karl D. Wetzel        46   1995      Chief Accounting Officer.  From June 1,
                                     1991, until February 1, 1995, Mr. Wetzel served as Vice President of Finance and Chief Financial Officer. Prior to joining the Company in February of 1990, Mr. Wetzel was Vice President of Finance and CFO for Safeguard Security Systems, Inc., from 1989 to 1990. From 1983 to 1988 he was Vice
                                     President of Finance and CFO for
                                     ITT/American Network.

EXECUTIVE COMPENSATION

     The following table sets forth all compensation paid or awarded by Rentrak and its subsidiaries to the Chief Executive Officer and each of its other most highly compensated executive officers whose salary and bonus for the last completed fiscal year exceeds $100,000 (the "Named Executive Officers") for the fiscal years ended March 31, 1995, 1994 and 1993.




                                                        SUMMARY COMPENSATION TABLE

                                    Annual Compensation                                   Long-Term Compensation
                      ----------------------------------------------------  ---------------------------------------------
                                                                                      Awards                   Payouts
                                                                            ----------------------------    -------------
                                                                                                                             All
                            Fiscal                              Other        Restricted    Securities                       Other
                             Year                               Annual         Stock       Underlying                      Compen-
          Name and          Ended        Salary      Bonus     Compen-        Award(s)      Options/            LTIP        sation
     Principal Position   March 31,       ($)         ($)     sation ($)        ($)         SARS (#)         Payouts ($)    ($)(2)
- ------------------------ ------------ ------------ --------- ------------   ------------ ---------------    ------------- ----------
Ron Berger, President           1995      277,036    59,623          n/a            n/a       2,000,000 (3)          n/a      9,415
and Chief Executive             1994      217,229     4,200          n/a            n/a         120,000              n/a     17,415
Officer                         1993      202,250     3,654      100,866 (1)        n/a             n/a              n/a     14,171

Michael Lightbourne,            1995      150,000     6,304          n/a            n/a         203,000              n/a      6,635
Senior Vice President,          1994      150,000    25,000          n/a            n/a          10,000              n/a     11,809
Marketing                       1993      142,083     5,343          n/a            n/a          10,000              n/a      8,862

F. Kim Cox,                     1995      132,677    53,938          n/a            n/a          10,000              n/a      5,996
Executive Vice                  1994      108,391     2,120          n/a            n/a          10,000              n/a      9,096
President                       1993      103,125     3,185          n/a            n/a          13,125              n/a      7,392


(1) Other annual compensation for Mr. Berger includes the payment made by the Company for Mr. Berger's car, including payment to cover Mr. Berger's estimated tax for receipt of the car.

(2) Amounts disclosed in this column reflect the following matching contributions on behalf of the named executives with regard to Rentrak's 401-K plan:  Mr. Berger $2,249,  Michael Lightbourne $2,249 and F. Kim Cox $1,870.  The Company
    also made payments to a supplemental disability and life insurance plans for the following:  Ron Berger $7,166,  Michael
    Lightbourne $4,386 and F. Kim Cox $4,126.

(3) The securities listed pertain to one option for 1,000,000 shares that was cancelled and a replacement option covering
    1,000,000 shares (See footnotes 4 and 5 of Option Table on Page 5).


STOCK OPTION AWARDS


Information concerning grants of stock options to the Named Executive Officers during fiscal year 1995 is stated below. Under regulations of the Security and Exchange Commission the assumed rates of appreciation of 5% and 10% are required to be used. These assumed appreciation rates are not based on historic performance of the Corporation's Common Stock or any other stock or stock index. Any appreciation in the value of the stock options will only occur if the Common Stock increases in value. Changes in the market price of the Common Stock depend on future performance of the Corporation as well as overall stock market performance. There can be no assurance that the amounts or rates of appreciation stated in the following table will be achieved.


OPTIONS GRANTED IN FISCAL 1995
                                                                                           Potential Realizable
                                                                                           Value at Assumed
                                                  Percent of                               Annual Rates of stock
                                                     Total                                 Price Appreciation
                                                    Options                                for option term ($) (3)
                                  Options         Granted to      Exercise     Expiration  ------------------------
                 Name            Granted (1)       Employees    Price ($) (2)     Date         5%          10%
     ------------------------- -------------    --------------- ------------- ------------ ----------- ------------
     Ron Berger                   1,000,000 (4)           36.9         5.250   04/08/2004   3,300,000    8,370,000
                                  1,000,000 (5)           36.9         6.375   04/09/2004   4,009,000   10,160,000
     Michael Lightbourne              3,000 (6)            0.1         5.250   04/08/2004       9,900       25,110
     F. Kim Cox                      10,000 (6)            0.4         5.250   04/08/2004      33,000       83,700


     -------------------------
     (1) The options were granted pursuant to the Company's 1986 Second Amended and Restated
         Stock Option Plan ("1986 Plan").  The Company's 1986 Plan is administered by the Stock
         Option Committee, a sub-committee of the Compensation Committee of the Board of
         Directors, which determines to whom the options are granted, the number of shares subject to each option, the vesting schedule and the exercise price.  The options granted in fiscal year 1995 vest in equal annual installments over four years, except for Mr. Berger's, which month following termination of employment, except that under certain circumstances options expire at the time of termination.

     (2) All options approximated fair market value at the date of grant.

     (3) Potential realizable value is based on the assumption that the stock price of the Common
         Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten year option term.  These numbers are calculated based on the requirments promulgated by the Securities Exchange Commission and do not reflect the
         Company's estimate of future stock performance.

     (4) These options, granted in April 1994, were cancelled and replaced with options covering the same number of shares granted on December 20, 1994.  The April 8th option was a performance based option.  It was cancelled before any of the performance based conditions were satisfied (see report on repricing of options on page 13).

     (5) These options, granted on December 20, 1994, replaced the options described in footnote 4 above.  This option vests in annual increments of 200,000 shares each, beginning on March
         31, 1995 and each anniversary of such date thereafter.

     (6) These options were granted on April 8, 1994.


STOCK OPTION EXERCISES

     The following table sets forth information concerning stock option exercises by the named executive officers for fiscal year ended March 31, 1995 and the value of in-the-money options (i.e., options in which the market value of Rentrak Common Stock exceeds the exercise price of the options) held by such individuals on March 31, 1995. No stock appreciation rights ("SAR's") have been granted to, or are currently held by, the named executive officers. The value of the in-the-money options is based on the difference between the exercise price of such options and the closing price of Rentrak Common Stock on March 31, 1995, which was $6.50. The value realized on exercised options is based on the difference between the exercise price for the options and the closing price of Rentrak Common Stock on the date of exercise.


                                                        AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                                                        AND FISCAL YEAR-END OPTION VALUES



                                                             Number of  Securities           Value of Unexercised
                                                             Underlying Unexercised          In-the-Money Options
                                  Shares                     Options/SARS at FY-End             at FY-End ($)
                                Aquired on     Value
                                 Exercise     Realized            (#) Exercisable/              Exercisable/
               Name                (#)          ($)                Unexercisable                 Unexercisable
     ------------------------- ------------ ------------    --------------------------    --------------------------
     Ron Berger                        n/a          n/a         240,000 /     900,000         350,000 /   1,197,500
     Michael Lightbourne           100,000      512,500          17,500 /      15,500          56,562 /      20,937
     F. Kim Cox                        n/a          n/a          66,625 /      26,500         177,546 /      50,187


COMPENSATION OF DIRECTORS

     The Company compensates Directors, other than employees who are Directors, for their services by payment of $1,000 for each Board meeting attended and $500 for each telephone conference Board meeting. In addition, each non-employee Director is paid an annual board fee of $10,000. The Company also reimburses Directors for their travel expenses for each in person meeting attended. During fiscal year 1995, each non-employee Director was granted an option to acquire 5,000 shares of the Company's Common Stock pursuant to the Company's Amended and Restated Directors Stock Option Plan. Automatic grants of such options to non-employee Directors occur annually under the Company's Amended and Restated Directors Stock Option Plan on April 1, of each year.

EMPLOYMENT AGREEMENTS.

     RON BERGER Effective June 1, 1994, the Company entered into an Employment Agreement with Mr. Ron Berger. Under this Agreement, Mr. Berger is employed as the Chairman of the Board of Directors, Chief Executive Officer and President of the Company and will receive an annual base salary of $300,000 for the period ending March 31, 1995, subject to automatic increases as set forth in the Agreement for each subsequent year up to $390,000 for the period ending May 31, 1999. Mr. Berger is also entitled to receive certain cash bonuses under formulae based upon the Company's pre-tax profits. Mr. Berger is entitled to receive all of the compensation set forth in the Agreement for the term of the Agreement if he is terminated for certain reasons other than for cause. If Mr. Berger is terminated for cause, he will receive only the full amount of all compensation accrued as of the date of termination. In the event of a change of control of the Company, Mr. Berger may elect to receive severance equal to the greater of the remaining compensation under the Agreement or three times the amount received in the prior fiscal year. If Mr. Berger is terminated due to his death or disability, he (or his estate or legal representative) is entitled to receive the compensation set forth in the Agreement for one year following termination. The Agreement expires on May 31, 1999.

     F. KIM COX Effective December 15, 1994, the Company entered into an Agreement with Mr. Cox. Under this Agreement, Mr. Cox is employed as the Executive Vice President of the Company. Mr. Cox receives an annual salary of $140,000. Mr. Cox is entitled to receive all of the compensation set forth in the Agreement for one year if he is terminated other than for cause (subject to reduction should Mr. Cox obtain other employment). On April 20, 1995, Mr. Cox was granted a stock option to acquire 130,000 shares of the Company's Common Stock at an exercise price of $5.00 per share. The Employment Agreement expires on December 14, 1999.

     MICHAEL R. LIGHTBOURNE Effective April 1, 1995, Rentrak Home Entertainment ("RHE") entered into an Agreement with Mr. Michael R. Lightbourne for a term of five and one-quarter years. Pursuant to the Agreement, Mr. Lightbourne is entitled to receive a base salary of $150,000 in fiscal year 1995-1996, $157,500 in fiscal year 1996-1997, $167,500 in fiscal year 1997-1998, $175,000 in fiscal year 1998-1999 and $46,500 for the three month period ending June 30, 1999. The Company may terminate the Agreement without advance notice, in which case Mr. Lightbourne is entitled to receive an amount equal to his annual salary for the prior year (subject to reduction should Mr. Lightbourne obtain other employment). Mr. Lightbourne is entitled to receive the base salary for the remainder of the term of the Agreement if there is a change of control of the Company.

     JAMES P. WEISS Effective October 3, 1994, RHE entered into an Employment Agreement with Mr. James P. Weiss. Under this Agreement Mr. Weiss is employed as a Senior Vice President of RHE. Mr. Weiss will receive an annual base salary of $125,000. Upon commencement of the Agreement, Mr. Weiss received an option to acquire 25,000 shares of the Company's Common Stock at an exercise price of $6.75. If Mr. Weiss is terminated other than for cause, he will receive an amount equal to six months of base salary (subject to reduction should Mr. Weiss obtain other employment).

REPORT ON REPRICING OF OPTIONS

     On April 8, 1994, the Company's Stock Option Committee granted an option to Ron Berger to acquire 1,000,000 shares of the Company's common stock at an exercise price of $5.25 per share, contingent upon the shareholders of the Company adopting an amendment and restatement of the Company's 1986 Stock Option Plan (the "April 8th Options"). On December 12, 1994, the shareholders approved the Second Amended and Restated 1986 Stock Option Plan. To provide Mr. Berger with an incentive to improve specific aspects of the Company's performance, the Stock Option Committee conditioned his rights to exercise the April 8th Options upon the Company achieving specific performance criteria established by the Stock Option Committee. Subsequent to granting the April 8th Options, the Company's outside accountants advised the Stock Option Committee that conditioning the exercise of these options on the Company's future performance would have the unanticipated consequence of requiring a charge to the Company's earnings if the market value of the Company's stock at the time the performance criteria were satisfied exceeded the exercise price of the April 8th Options.
To eliminate this problem, the Stock Option Committee, with Mr. Berger's consent, cancelled the April 8th Options and on December 20, 1994 granted him a replacement option that did not include the performance criteria. The replacement option covered 1,000,000 shares at an exercise price of $6.375 per share (fair market value of date of grant), and was subject to the original vesting schedule contained in the April 8th Options.

By:  The Rentrak Corporation Stock Option Committee:

     James Jimirro       Bill LeVine


                                 Ten-Year Option/SAR Repricings

                                                                                       Length of
                          Number of        Market                                      Original
                         Securities         Price        Exercise                     Option Term
                         Underlying      of Stock at     Price at                      Remaining
                          Options/         Time of        Time of                         at
                            SARs        Repricing or   Repricing or       New           Date of
                         Repriced or      Amendment      Amendment     Exercise      Repricing or
    Name        Date     Amended (#)        ($)             ($)       Price ($)        Amendment
    ----        ----     -----------    ------------   ------------   ---------      --------------
  Ron Berger  12/20/94     1,000,000       6.375           5.25          6.375          9.3 years

  President, Chief Executive
  Officer and Chairman of
  the Board


REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES ON THE COMPENSATION OF THE CHIEF EXECUTIVE OFFICER AND ALL EXECUTIVE OFFICERS.

The "Report of the Compensation and Stock Option Committees on the compensation of the Chief Executive Officer and All Executive Officers" shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee and Stock Option Committees of the Company determine the compensation of all executive officers of the Company, including Ron Berger, Chairman of the Board and Chief Executive Officer of the Company. Compensation decisions for all executive officers of the Company are based on the Company's executive compensation philosophy. This compensation philosophy has four primary principles: (i) link executive compensation to the creation of sustainable increases in shareholder value; (ii) provide executive compensation rewards contingent upon organizational performance; (iii) differentiate compensation based on individual executive contribution; and (iv) encourage the retention of a sound management team.

To implement this philosophy, the Compensation Committee and Stock Option Committees structure executive compensation employing three primary components - annual salary, performance bonuses and a long-term incentive program consisting of stock option grants. The Stock Option Committee is a sub-committee of the Compensation Committee and is responsible for administering the Company's Second Amended and Restated 1986 Stock Option Plan. Ownership of shares of Rentrak Common Stock by executives is encouraged and forms a significant component of the total executive compensation package. The higher the position of the executive, the greater the percentage his compensation is likely to consist of long-term incentive programs. In addition, the Compensation and Stock Option Committees looks to competitive factors in the development of total executive compensation packages.

ANNUAL SALARY AND PERFORMANCE BONUSES

The Compensation Committee fixes the yearly salary of each executive officer. The yearly salary reflects the level of duties and responsibilities of the executive officer, the executive officer's experience and prior performance, industry practices and the financial performance of the Company in both absolute and relative terms. Salaries are reviewed annually by the Compensation Committee and are increased when warranted by executive performance and competitive practices. In establishing various compensation levels for executive officers, including the Chief Executive Officer, the Compensation Committee took into account the record levels of revenue generated by domestic PPT, management's commitment to developing new products and management's effort to diversify its business.

The Compensation Committee also awards performance bonuses. Performance bonuses, if earned, are generally paid once the Company's fiscal year end results are known. Performance bonuses are based upon: (i) the executive officer's performance against individual goals; (ii) the performance of the executive officer's unit within the Company against that unit's goals; and (iii) the performance of the Company against Company goals. Goals vary from year to year and from unit to unit and, with regard to executive officers, usually include both quantitative and qualitative factors. In fixing the bonuses for fiscal 1994, quantitative goals evaluated by the Compensation Committee included goals based on specific profit targets. Qualitative goals included goals based on strategic positioning and business development.

From time to time, the Compensation Committee has awarded one-time bonus payments to certain executive officers as a result of extraordinary circumstances, such as the consummation of financing or the attainment of special unit goals.

LONG-TERM INCENTIVE PROGRAM

Stock option grants are used to motivate employees to focus on the long-term performance of the Company. The Company has long maintained stock option plans for all qualified employees, including all executive officers. The Stock Option Committee fixes the terms and the size of the grants of stock options to all recipients, including all executive officers. The size of the grants is based upon the employee's duties, responsibilities, performance, experience and anticipated contribution to the Company.

In fiscal 1995, the Company granted stock options to all executive officers. The Stock Option Committee typically awards stock options to executive officers on an annual basis in the exercise of their discretion. Additional grants may be made in the event of an executive officers promotion.

COMPENSATION OF RON BERGER, CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

Ron Berger has served as Chairman of the Board and Chief Executive Officer of the Company since September 1984. In fixing salary and target bonus levels, as well as determining the size of his stock option grants, the Compensation and Stock Option Committees reviewed the financial performance of the Company, including revenue and profit levels as compared to the Company's performance goals. In addition, the Compensation and Stock Option Committees reviewed the following factors: Mr. Berger's performance as Chairman of the Board and Chief Executive Officer, his importance to the Company and the successful implementation of its strategic goals and the compensation packages of chief executive officers of other comparably sized companies.

In fiscal 1995, Mr. Berger was awarded a bonus of $59,623 for his performance during fiscal 1994 and stock options to purchase 1,000,000 shares of the Company's Common Stock at $5.25 per share which approximated fair market value at time of grant. On December 20, 1994, these options were cancelled and replaced by a new option covering the same amount of shares at an exercise price of $6.375 per share, which approximated fair market value at time of grant. In June 1995 (fiscal 1996), Mr. Berger received a bonus of $258,881 based on his performance during fiscal 1995.

By:  The Rentrak Corporation Compensation Committee:

     James Jimirro       Bill LeVine         Stephen Roberts

By:  The Rentrak Corporation Stock Option Committee:

     James Jimirro       Bill LeVine

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 1995, the Compensation Committee had the following members: James Jimirro, Bill LeVine and Stephen Roberts. James Jimirro is part owner of a company which provides cassettes to the PPT system for which it was paid $2,673 during fiscal 1995. Stephen Roberts provided consulting services to the Company during fiscal 1995, for which he received $79,130, options to purchase 12,526 shares of the Company's Common Stock at $5.125, 2,037 shares at $8.50, 5,478 shares at $7.63 and 6,725 shares at $6.44, all of which were issued at fair market value at date of grant. A company of which Mr. Roberts is a partial owner also supplies cassettes to the PPT system for which it was paid $3,493 for fiscal 1995. The Company will continue to use Mr. Roberts as a consultant during fiscal 1996.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN OF RENTRAK CORPORATION NASDAQ MARKET INDEX AND PEER INDUSTRY GROUP.


The Chart on the page 18 compares the five year cumulative total return on Rentrak's Common Stock with that of the NASDAQ Market index and a peer industry group. This graph assumes $100 was invested on April 1, 1989 in the Company's Common Stock, the NASDAQ market index and the peer group index. The peer group is composed of: Alliance Gaming Corp., Alpha Hospitality CP, American Bingo & Gaming, American Casino Enterprises, American Cinemastores, American Gaming and Enterprises, American Recreation Centers, Anchor Gaming, Argosy Gaming Company, Babystar, Inc., Bowl American, Inc., Brassie Golf Corp., Buckeye Communications, Casino America, Inc., Cedar Fair L.P., Celebrity Entertainment, Century Casinos Inc., Cinema Ride, Inc., Continuum Group,Inc., Digital Communications Technology, Inc., Dove Audio, Inc., Encore Marketing Int, Family Golf Centers, Inc., First Entertainment, Inc., Gaming CP of America, Gaming World International, Golf Enterprises, Inc., Grand Gaming CP, Handleman Company, Hollywood Entertainment, Image Entertainment, Inc., Imax CP,

Integrity Music, Inc., Internat Lottery, Inc., Internat Post Limited, Irata, Inc. CL A, Jackpot Enterprises, Inc., Jillian's Entertainment, K-Tel International, Inc., Las Vegas Major Leag Spr, Live Entertainment, Inc., Lone Star Casino CP, Marina L.P., Master Glazier's Karate, Mountasia Entertain, Inc., Movie Gallery, Inc., Musicland Stores CP, National Gaming CP, Navarre CP, Pinnacle Systems, Inc., Players Internat, Inc., Quality Dino Entertain, Renaissance Entertainment CP, Senior Tour Players Dev, Sky Games Internat LTD, Skylands Park Management, Skyline Multimedia Ent, Southshore CP, Spec's Music, Inc., Stratosphere CP, TM Century, Inc., Trans World Entertain CP, Unitel Video, Inc., Vaughn's Communications, Video Lottery Techns, Inc., and Video Updates, Inc. CL A.

The following Chart shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts. The chart assumes $100 invested on April 1, 1990 and any dividends were reinvested.


                         1990     1991     1992     1993     1994     1995
Rentrak CP             $100.00  $293.75  $325.00  $287.50  $250.00  $325.00
Peer Group             $100.00  $105.46  $130.26  $150.38  $187.83  $148.92
NASDAQ Market Index    $100.00  $110.28  $116.23  $130.08  $150.33  $159.48


CERTAIN RELATIONSHIPS AND TRANSACTIONS

Peter Dal Bianco, a stockholder and member of the Company's Board of Directors, holds an interest in several retail outlets participating in the Company's PPT system. The Company realized revenues from these outlets of $379,959 during fiscal 1995. The Company expects to continue to do business with Mr. Dal Bianco in fiscal 1996.

James Jimirro, a member of the Company's Board of Directors, is part owner of a company which provides cassettes to the PPT system for which it was paid $2,673 during fiscal 1995.

Stephen Roberts, a member of the Company's Board of Directors, provided consulting services to the Company during fiscal 1995, for which he received $118,119, options to purchase 12,526 shares of the Company's Common Stock at $5.125, 2,037 shares at $8.50, 5,478 shares at $7.63 and 6,725 shares at $6.44, all of which were issued at fair market value at date of grant. A company of which Mr. Roberts is a partial owner also supplies cassettes to the PPT system for which it was paid $3,493 for fiscal 1995. The Company will continue to use Mr. Roberts as a consultant during fiscal 1996.

Marty Graham, an officer in the Company, holds an interest in two retail outlets participating in the Company's PPT program. The Company realized revenues from these outlets of $46,143 during fiscal 1995. The Company expects to continue to do business with Mr. Graham in fiscal 1996.

Carol Berger, wife of Ron Berger, is President of a firm which was paid $33,000 during the year for consulting services. The service agreement was terminated in February 1995.

INDEPENDENT ACCOUNTANTS

The Company's independent public accountants for its fiscal year ended March 31, 1995, were Arthur Andersen, LLP, which management will continue to retain during the current fiscal year. No election, approval or ratification of the choice of independent public accountant by the shareholders is required. A representative of Arthur Andersen, LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

OTHER BUSINESS

Management does not presently know of any matters that will be presented for action at the Annual Meeting other than those herein set forth. However, if any other matters properly come before the Annual Meeting, the holders of proxies solicited by the Board of Directors of the Company will have discretionary authority to vote the shares represented by all proxies granted to them on such matters in accordance with their best judgement.

FINANCIAL INFORMATION

A copy of the 1995 Annual Report of the Company, including audited financial statements, is being sent to shareholders with this Proxy Statement.

REPORT ON FORM 10-K

THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED MARCH 31, 1995, WILL BE AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO KARL D. WETZEL, CHIEF ACCOUNTING OFFICER, RENTRAK CORPORATION, 7227 N.E. 55TH AVENUE, PORTLAND, OR 97218. COPIES OF EXHIBITS TO THE ANNUAL REPORT ON FORM 10-K ARE AVAILABLE, BUT A REASONABLE FEE WILL BE CHARGED TO ANY SHAREHOLDER REQUESTING EXHIBITS.


By Order of the Board of Directors,




F. KIM COX
- ---------------------------------
F. Kim Cox
Secretary
                              Portland, Oregon
                              Date: June 29, 1995

(PROXY CARD)

                               RENTRAK CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Ron Berger and F. Kim Cox as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of Rentrak Corporation (the "Company") held of record by the undersigned on June 21, 1995, at the annual meeting of the shareholders to be held at the Heathman Hotel, 1001 S.W. Broadway, Portland, Oregon, August 28, 1995, at 8:00 a.m., Pacific Daylight Time or any adjournment thereof.

1. Election of Directors   / / FOR all nominees listed  / / WITHHOLD AUTHORITY
   To The Terms Specified:    (except as marked to the      to vote for all
                              contrary below)               nominees listed
                                                            below

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

            L. Barton Alexander (3 Years), Peter Dal Bianco (3 Years)



              (CONTINUED AND TO BE DATED AND SIGNED ON OTHER SIDE)

(PROXY CARD [BACK-SIDE] )

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE TWO NOMINEES TO THE BOARD OF DIRECTORS OF RENTRAK CORPORATION.

                    Please date and sign exactly as name appears hereon. When shares are held in joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                    Dated:______________________________________ , 1995


                    ----------------------------------------------------------
                    Signature

                    ----------------------------------------------------------
                    Signature if held jointly

    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED ENVELOPE.